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                                                                    EXHIBIT 23.5

                                          October 14, 1998

Board of Directors

Monocacy Bancshares, Inc.
222 East Baltimore Street
Taneytown, Maryland 21787

Members of the Board:

    We hereby consent to the use of our firm's name in the Form S-4 Registration Statement of F&M Bancorp/Monocacy Bancshares, Inc. and any amendments thereto, and the inclusion of, summary of and references to our fairness opinion in such filings including the Joint Proxy Statement/Prospectus of F&M Bancorp/Monocacy Bancshares, Inc.

                                          Very truly yours,
                                          RP FINANCIAL, LC.
                                          /s/ James J. Oren
                                          James J. Oren
                                          Senior Vice President